CitiFunds Institutional Trust
Citi Institutional Liquid Reserves
Citi Institutional US Treasury Reserves
Citi Institutional Liquid Reserves Tax Free Reserves
Citi Institutional Tax Free Reserves
Citi Institutional Cash Reserves
Citi Institutional Enhanced Income Fund

Sub-Item 77C
Registrant incorporates by reference Registrant's 497
Supplement dated December 1, 2005 filed on December 1, 2005.
(Accession No. 0001193125-05-234709)

Sub-Item 77C (Mutual Fund Proxy)
Registrant incorporates by reference Registrant's DEFA 14A dated September 27, 2005 filed on September 27, 2005.
(Accession No. 0001193125-05-192361)